The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

November 2024

Preliminary Pricing Supplement

Dated October 23, 2024

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022

and Product Supplement dated May 27, 2022)

Structured Investments

Opportunities in U.S. and International Equities

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$● Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX®

The Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing level of each underlying index is equal to or greater than 100% of its respective initial level, which we refer to as its call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding. If, however, on any determination date the closing level of any underlying index is less than its call threshold level, the securities will not be subject to an early redemption. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than 100% of its respective initial level, which we refer to as its maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 14.50% per annum, or $1,725.00. If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than 80% of its respective initial index level, which we refer to as the downside threshold levels, UBS will pay you a cash payment per security equal to the stated principal amount. If, however, the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to the other underlying indices (the “worst performing underlying index”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective downside threshold level of any underlying index will result in a loss of a significant portion and, in extreme situations, all of your initial investment, even if any other underlying index appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn a return at a potentially above-market rate in exchange for forgoing any current income and the risk of losing a significant portion and, in extreme situations, all of their initial investment at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”) TOPIX® (Bloomberg Ticker: “TPX”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be November 1, 2024
Original issue date:

Expected to be November 6, 2024 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be November 6, 2029, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any determination date other than the final determination date, the closing level of each underlying index is equal to or greater than its respective call threshold level, the securities will be automatically redeemed for an early redemption amount on the first call payment date immediately following the related determination date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date.
Determination dates; premiums:	The premium applicable to each determination date are based on a return of approximately 14.50% per annum and shall be as follows:
Determination dates	Premium (per security)	Determination dates	Premium (per security)
November 11, 2025 February 2, 2026 May 7, 2026 August 3, 2026 November 2, 2026 February 1, 2027 May 6, 2027 August 2, 2027	$145.00 $181.25 $217.50 $253.75 $290.00 $326.25 $362.50 $398.75	November 1, 2027 February 1, 2028 May 2, 2028 August 1, 2028 November 1, 2028 February 1, 2029 May 2, 2029 August 1, 2029 November 1, 2029 (the “Final Determination Date”)	$435.00 $471.25 $507.50 $543.75 $580.00 $616.25 $652.50 $688.75 Maturity Redemption Payment

Each determination date is subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same.

Call payment dates:

Expected to be November 14, 2025, February 5, 2026, May 12, 2026, August 6, 2026, November 5, 2026, February 4, 2027, May 11, 2027, August 5, 2027, November 4, 2027, February 4, 2028, May 5, 2028, August 4, 2028, November 6, 2028, February 6, 2029, May 7, 2029 and August 6, 2029, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	●If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than its respective maturity redemption threshold level:	the maturity redemption payment

●If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than its respective downside threshold level:

the stated principal amount
●If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying index.

Maturity redemption payment:	$1,725.00, which corresponds to a return of approximately 14.50% per annum
Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level − initial index level) / initial index level
Initial index level:

[•], which is the closing level of the S&P 500® Index on the pricing date

[•], which is the closing level of the EURO STOXX 50® Index on the pricing date

[•], which is the closing level of TOPIX® on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index
Call threshold level:

[•], which is equal to 100% of the initial index level of the S&P 500® Index

[•], which is equal to 100% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 100% of the initial index level of TOPIX®

Maturity redemption threshold level:

[•], which is equal to 100% of the initial index level of the S&P 500® Index

[•], which is equal to 100% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 100% of the initial index level of TOPIX®

Downside threshold level:

[•], which is equal to 80% of the initial index level of the S&P 500® Index

[•], which is equal to 80% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 80% of the initial index level of TOPIX®

Final index level:	The closing level of each underlying index on the final determination date
CUSIP / ISIN:	90307QTF0 / US90307QTF09
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	2.75%(a) + 0.50%(b) 3.25%	96.75%
Total	$•	$•	$•

(1)  UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $32.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount, which reflects:

(a) a fixed sales commission of $27.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $910.00 and $937.20. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 14 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 27, 2022 Index supplement dated May 27, 2022 Prospectus dated May 27, 2022

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm
Index Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011632/ubs_index-supplement.htm
Product Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Jump Securities with Auto-Callable Feature that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the index supplement; and finally, the accompanying prospectus.

November 2024 Page 2

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Investment Summary

The Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029 based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX®, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing level of each underlying index is equal to or greater than 100% of its respective initial index level, which we refer to as its call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding and is based on a return of approximately 14.50% per annum of the stated principal amount. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than 100% of its respective initial index level, which we refer to as its maturity redemption threshold level, the payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.50% per annum, or $1,725.00. If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than 80% of its respective initial index level, which we refer to as its downside threshold level, the payment due at maturity will be the stated principal amount. If, however, the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 80% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment. In addition, investors will not participate in any appreciation of the underlying indices.

November 2024 Page 3

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Key Investment Rationale

The securities offer the opportunity for investors to receive a premium that increases the longer the securities are outstanding and based on a return of approximately 14.50% per annum of the stated principal amount if the closing level of each underlying index is equal to or greater than its respective call threshold level on any determination date. If the closing level of each underlying index is equal to or greater than its respective call threshold level on any determination date other than the final determination date, the securities will be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the premium applicable to the related determination date. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than its respective maturity redemption threshold level on the final determination date, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 14.50% per annum, or $1,725.00. If the securities have not previously been redeemed and the final index level of any underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than its respective downside threshold level on the final determination date, UBS will pay you a cash payment per security equal to the stated principal amount. If, however, the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the worst performing underlying index over the term of the securities. The payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On any determination date other than the final determination date, the closing level of each underlying index is equal to or greater than its respective call threshold level.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final index level of each underlying index is equal to or greater than its respective maturity redemption threshold level on the final determination date.

￭The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.50% per annum, or $1,725.00.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than its respective downside threshold level on the final determination date.

￭The payment due at maturity will be the stated principal amount.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level.

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a premium if the closing level of any underlying index is less than its respective call threshold level on any determination date other than the final determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on any determination date other than the final determination date. If the securities are not redeemed prior to the final determination date and the final level of any underlying index is less than its downside threshold level, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

November 2024 Page 4

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.

￭You believe that the closing level of each underlying index will be equal to or greater than its respective call threshold level on a determination date other than the final determination date, or that the final index level of each underlying index will be equal to or greater than its respective maturity redemption threshold level on the final determination date.

￭You understand and are willing to accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and you accept the risks of investing in securities with a return based on the worst performing underlying index.

￭You understand and accept that you will not participate in any appreciation in the level of any underlying index and that any potential positive return is limited to the return reflected by the premium or the maturity redemption payment, as applicable.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

￭You are willing to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels and the premiums and the maturity redemption amount specified on the cover hereof.

￭You are willing to forgo any dividends paid on the stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying indices.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.

￭You believe that the closing level of any underlying index will decline during the term of the securities and is likely to be less than its respective call threshold level on each determination date other than the final determination date and less than its respective maturity redemption threshold level on the final determination date.

￭You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index.

￭You seek an investment that participates in the appreciation in the levels of the underlying indices or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying indices.

￭You are unwilling to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels, the premiums or the maturity redemption amount specified on the cover hereof.

￭You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market.

￭You do not understand and are not willing to accept the risks associated with the underlying indices.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

November 2024 Page 5

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios,

see “Hypothetical Examples” beginning on the following page.

November 2024 Page 6

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	6,000 5,000 2,500
Hypothetical Call Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	6,000, which is 100% of its initial index level 5,000, which is 100% of its initial index level 2,500, which is 100% of its initial index level
Hypothetical Maturity Redemption Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	6,000, which is 100% of its initial index level 5,000, which is 100% of its initial index level 2,500, which is 100% of its initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	4,800, which is 80% of its initial index level 4,000, which is 80% of its initial index level 2,000, which is 80% of its initial index level

Hypothetical Premium:

1st Determination Date:

2nd Determination Date:

3rd Determination Date:

4th Determination Date:

5th Determination Date:

6th Determination Date:

7th Determination Date:

8th Determination Date:

9th Determination Date:

10th Determination Date:

11th Determination Date:

12th Determination Date:

13th Determination Date:

14th Determination Date:

15th Determination Date:

16th Determination Date:

$145.00 $181.25 $217.50 $253.75 $290.00 $326.25 $362.50 $398.75 $435.00 $471.25 $507.50 $543.75 $580.00 $616.25 $652.50 $688.75
Maturity Redemption Payment:	$1,725.00 per security
Stated Principal Amount:	$1,000.00 per security

November 2024 Page 7

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

In Example 1 and 2, the closing levels of the underlying indices fluctuate over the term of the securities and the closing level of each underlying index is equal to or greater than its respective hypothetical call threshold level on a determination date prior to the final determination date and, consequently, the securities are automatically redeemed on the related call payment date. In Examples 3, 4 and 5, the closing level of at least one underlying index on each of the determination dates prior to the final determination date is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1						Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Premium	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Premium	Early Redemption Amount
#1	6,200 (at or above call threshold level)	5,500 (at or above call threshold level)	3,000 (at or above call threshold level)	$145.00	$1,145.00*	6,900 (at or above call threshold level)	3,700 (below call threshold level)	2,100 (below call threshold level)	N/A	N/A
#2	N/A	N/A	N/A	N/A	N/A	5,900 (below call threshold level)	5,670 (at or above call threshold level)	2,000 (below call threshold level)	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A	6,900 (at or above call threshold level)	5,670 (at or above call threshold level)	2,750 (at or above call threshold level)	$217.50	$1,217.50*
#4 - #16	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes the unpaid premium with respect to the determination date on which the closing level for each underlying index is equal to or greater than its respective call threshold level and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing level of each underlying index on such determination date is equal to or greater than its respective call threshold level. Because the closing levels of all of the underlying indices on such determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. On the corresponding call payment date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to Determination Date = $1,000.00 + $145.00 = $1,145.00

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,145.00 (a total return of 14.50% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the closing level of each underlying index on such determination date is equal to or greater than its respective call threshold level. Because the closing levels of all of the underlying indices on such determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. On the corresponding call payment date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to Determination Date = $1,000.00 + $217.50 = $1,217.50

In this example, the early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,217.50 (a total return of 21.75% on the securities).

November 2024 Page 8

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level of the worst performing underlying index.

Example 3						Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Premium	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Premium	Early Redemption Amount
#1	5,850 (below call threshold level)	3,660 (below call threshold level)	2,200 (below call threshold level)	N/A	N/A	4,700 (below call threshold level)	3,770 (below call threshold level)	1,900 (below call threshold level)	N/A	N/A
#2	5,900 (below call threshold level)	3,700 (below call threshold level)	2,150 (below call threshold level)	N/A	N/A	4,840 (below call threshold level)	3,000 (below call threshold level)	2,250 (below call threshold level)	N/A	N/A
#3	5,750 (below call threshold level)	5,250 (at or above call threshold level)	2,800 (at or above call threshold level)	N/A	N/A	4,960 (below call threshold level)	5,100 (at or above call threshold level)	3,300 (at or above call threshold level)	N/A	N/A
#4 - #16	Various (all below call threshold level)	Various (all at or above call threshold level)	Various (all at or above call threshold level)	N/A	N/A	Various (all at or above call threshold level)	Various (all below call threshold level)	Various (all below call threshold level)	N/A	N/A
Final Determination Date	6,850 (at or above maturity redemption threshold level)	5,180 (at or above maturity redemption threshold level)	2,850 (at or above maturity redemption threshold level)	N/A	N/A	5,000 (below maturity redemption threshold level; at or above downside threshold level)	5,400 (at or above maturity redemption threshold level and downside threshold level)	2,700 (at or above maturity redemption threshold level and downside threshold level)	N/A	N/A
Payment at Maturity	$1,725.00*					$1,000.00

* The maturity redemption amount, if any, will be paid at maturity.

￭In Example 3, on each determination date prior to the final determination date, the closing level of at least one of the underlying indices is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive any premium or early redemption amount. Because the closing level of each underlying index is equal to or greater than its maturity redemption threshold level on the final determination date, at maturity, you receive the maturity redemption amount of $1,725.00.

In this example, you receive the maturity redemption amount, equal to a total payment of $1,725.00 per security at maturity. Your total return per security in this example is $1,725.00 (a total return of 72.50% on the securities).

￭In Example 4, on each determination date prior to the final determination date, the closing level of at least one of the underlying indices is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive any premium or early redemption amount. Because the closing level of at least one underlying index is less than its respective maturity redemption threshold level but the final index level of each underlying index is equal to or greater than its respective downside threshold level on the final determination date, at maturity, you receive the stated principal amount of $1,000.00.

In this example, you receive the stated principal amount per security of $1,000.00 per security at maturity. Your total return per security in this example is $1,000.00 (a total return of 0.00% on the securities).

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Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Example 5
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Premium	Early Redemption Amount
#1	4,700 (below call threshold level)	3,770 (below call threshold level)	2,170 (below call threshold level)	N/A	N/A
#2	5,840 (below call threshold level)	3,600 (below call threshold level)	1,850 (below call threshold level)	N/A	N/A
#3	4,960 (below call threshold level)	5,500 (at or above call threshold level)	2,600 (at or above call threshold level)	N/A	N/A
#4 - #16	Various (all at or above call threshold level)	Various (all below call threshold level)	Various (all below call threshold level)	N/A	N/A
Final Determination Date	2,400 (below maturity redemption threshold level and downside threshold level)	4,500 (below maturity redemption threshold level; at or above downside threshold level)	2,300 (below maturity redemption threshold level; at or above downside threshold level)	N/A	N/A
Payment at Maturity	$400.00

￭In Example 5, on each of the determination dates prior to the final determination date, the closing level of at least one underlying index is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive any premium or early redemption amount. Furthermore, because the final index level of at least one underlying index is less than its respective downside threshold level on the final determination date, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Index)

= $1,000.00 + ($1,000.00 × -60.00%)

 = $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date and the final level of any underlying index is less than its downside threshold level, you will lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a premium if the closing level of any underlying index is less than its respective call threshold level on any determination date other than the final determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on any determination date other than the final determination date.

You will be exposed to the market risk of each underlying index on each determination date (including the final determination date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

November 2024 Page 10

Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index level of each underlying index is equal to or greater than its respective downside threshold level and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying index.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of each underlying index is equal to or greater than its respective call threshold level.

￭No interest payments. UBS will not pay any interest with respect to the securities.

￭Higher premiums and a higher maturity redemption amount are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices generally reflects a higher expectation as of the pricing date that the closing level of any of the underlying indices could be less than its respective call threshold level on any determination date other than the final determination date and/or its respective maturity redemption threshold level and/or downside threshold level on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in higher premiums and a higher maturity redemption amount for that security. However, while the premiums and the maturity redemption amount are set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing level of each underlying index is equal to or greater than its respective call threshold level on any determination date prior to the final determination date and you will not receive any more premiums after the related call payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any determination date prior to the final determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first call payment date. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited to any premium or the return reflected by the maturity redemption amount and you will not participate in any appreciation of any underlying index. The return potential of the securities is limited to the pre-specified premiums or the maturity redemption amount, regardless of the appreciation of the underlying indices. Because the premium increases the longer the securities have been outstanding, the premium payable with respect to earlier determination dates is less than the premium payable with respect to later determination dates. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its maturity redemption threshold level on the final determination date, you will not receive a positive return on your investment and, if also less than its downside threshold level, you will be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

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Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

￭Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a premium on a determination date or the maturity redemption amount on the maturity date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a premium or the maturity redemption amount and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index or fewer underlying indices if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or the final index level, as applicable, of any underlying index will be less than its call threshold level, maturity redemption threshold level and/or downside threshold level. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the closing level or the final index level, as applicable, of any underlying index is less than its respective call threshold level, maturity redemption threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Indices

￭Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the index constituent stock issuers and the underlying indices.

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its call threshold level on any determination date prior to the final determination date, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its maturity redemption level and/or downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.

￭Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. An index sponsor may discontinue or suspend calculation or dissemination of its underlying index. Further, indices like the underlying indices have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (an underlying index) or the administrator (an index sponsor) or user of a benchmark (such as UBS) to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on the trading day immediately prior to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the securities. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.

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Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

￭There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭The securities will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks of the EURO STOXX 50® Index and TOPIX® are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and TOPIX® are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

￭The securities are subject to risks associated with non-U.S. securities markets. The securities are subject to risks associated with non-U.S. securities because the EURO STOXX 50® Index and TOPIX® are comprised of stocks that are traded in one or more non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation of the underlying indices, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

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Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Indices — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation of the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflict of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The

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Trigger Jump Securities with Auto-Callable Feature due on or about November 6, 2029

$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

calculation agent will determine whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related call payment date or maturity date, as applicable) if a market disruption event occurs and is continuing, on the pricing date, any determination date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the premium applicable to each determination date, call threshold levels, maturity redemption threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

￭Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any premium or at maturity.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum

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of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying index. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of each underlying index as an indication of future performance.

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	SPX <Index>	52 Week High (on October 18, 2024):	5,864.67
Current Index Level:	5,851.20	52 Week Low (on October 27, 2023):	4,117.37
52 Weeks Ago (on October 20, 2023):	4,224.16

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 22, 2024 was 5,851.20 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2014 to October 22, 2024. The dotted lines represent its hypothetical downside threshold level of 4,680.96, its maturity redemption threshold level of 5,851.20 and its hypothetical call threshold level of 5,851.20, which are equal to 80%, 100% and 100%, respectively, of its hypothetical initial index level. Its actual downside threshold level, maturity redemption threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter (through October 22, 2024)	5,864.67	5,695.94	5,851.20

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S&P 500® Index – Daily Closing Levels January 1, 2014 to October 22, 2024

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index (“SX5E”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited.

STOXX Limited has no obligation to continue to publish the SX5E, and may discontinue publication of the SX5E at any time. The SX5E is determined, comprised and calculated by STOXX Limited without regard to this instrument.

As discussed more fully in the accompanying index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — EURO STOXX 50® Index”, the SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX5E captures a selection of the largest stocks among the 20 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 20 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization. Additional information regarding the SX5E may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the index sponsor’s website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on May 15, 2024):	5,100.90
Current Index Level:	4,939.31	52 Week Low (on October 27, 2023):	4,014.36
52 Weeks Ago (on October 20, 2023):	4,024.68

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 22, 2024 was 4,939.31 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2014 to October 22, 2024. The dotted lines represent its hypothetical downside threshold level of 3.951.45, its maturity redemption threshold level of 4,939.31 and its hypothetical call threshold level of 4,939.31, which are equal to 80%, 100% and 100%, respectively, of its hypothetical initial index level. Its actual downside threshold level, maturity redemption threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter (through October 22, 2024)	5,041.01	4,908.71	4,939.31

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EURO STOXX 50® Index – Daily Closing Levels January 1, 2014 to October 22, 2024

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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TOPIX®

We have derived all information contained herein regarding TOPIX contained herein, including, its make-up, method of calculation and changes in its components, from publicly available information. TOPIX, also known as the Tokyo Stock Price Index, is a free-float adjusted capitalization-weighted index of all the domestic common stocks listed on the First Section of the JPX Market Innovation & Research (the “index sponsor”). Domestic stocks admitted to the index sponsor are assigned either to the JPXI First Section Index, the JPXI Second Section Index or the JPXI Mothers Index. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the Tokyo Stock Exchange. TOPIX is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968. TOPIX is calculated and published by the index sponsor. Additional information about TOPIX, including constituent weightings by sector, is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference.

Composition and Maintenance. TOPIX is composed of all domestic common stocks listed on the JPXI First Section, excluding temporary issues and preferred stocks. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from TOPIX. TOPIX does not review index constituent stocks. The number of index constituent stocks will change according to new listings and delistings.

Index Calculation. TOPIX is a free-float adjusted market capitalization-weighted index, which reflects movements in the market capitalization from a base market value of 100 set on the base date of January 4, 1968. The index sponsor calculates TOPIX multiplying the base point of 100 by the figure obtained from dividing the current free float adjusted market value by the base market value. The resulting value is not expressed in Japanese yen but presented in terms of points rounded to the nearest one hundredth. The formula for calculating TOPIX value can be expressed:

Index value = Base point of 100 x Current free float adjusted market value
Base Market Value

The current free float adjusted market value is the sum of the products of the price and the number of free float adjusted shares for index calculation of each index constituent stock.

The number of free float adjusted shares for index calculation is the number of listed shares multiplied by free-float weight. The number of listed shares for index calculation is determined by the index sponsor. The number of listed shares for index calculation normally coincides with that of listed shares. However, in the case of a stock split, the number of listed shares increases at the additional listing date which comes after such stock split becomes effective; on the other hand, the number of listed shares for index calculation increases at the ex-rights date.

Free-float weight is a weight of listed shares deemed to be available for trading in the market and is determined and calculated by the index sponsor for each listed company for index calculation. The free-float weight of one company may be different from that of any other company. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The timing of the yearly free-float weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews are conducted in the following cases: allocation of new shares to a third party, strategic exercise of preferred shares or equity warrants, company spin-off, merger, stock-swap, take-over bid and other events that the index sponsor judges as appropriate reasons to review.

In the event of any increase or decrease in the current free-float adjusted market value due to reasons other than fluctuations in the index sponsor, such as public offerings or changes in the number of index constituent stocks in the JPXI First Section, necessary adjustments are made by the index sponsor to the base market value in order to maintain the continuity of TOPIX. The index sponsor makes adjustments as follows:

Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Company to be listed on the JPXI First Section by initial public offering or via another stock exchange	One business day before the last business day of the next month of listing	Price on the adjustment date
Addition	Company included in TOPIX is to be delisted and a new company established through stockswap or similar transaction (including merger through establishing new company and company spin-off)	One business day before the listing date	Base price (used to decide the daily price limit)
Addition	Transfer to the JPXI First Section from the Second Section

One business day before the last business day after such assignment (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date

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Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Transfer to the JPXI First Section from JPXI Mothers Index

One business day before the last business day of the next month of transfer (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date
Deletion	Company to be de-listed due to a stock-swap or similar transaction while the newly established company is promptly listed on the JPXI First Section	Initial listing date of newly established company (normally two business days after delisting date)

Price one business day before the de-listing date (during the period from the delisting date to the business day before the date of removal from TOPIX, the price on the business day before the delisting date is used for index calculation)

Deletion	Company to be de-listed due to other reason than described above (merger and stockswap with non-surviving company included in TOPIX)	One business day before delisting date	Price on the business day before the adjustment date
Deletion	Designation of securities to be delisted	Three business days after the designation of securities to be delisted (one business day after designation if the day of designation is a holiday)	Price on the business day before the adjustment date
Deletion	Transfer to the JPXI Second Section from the JPXI First Section	One business day before the date of the reassignment date	Price on the business day before the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of TOPIX that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

If trading in a certain index constituent stock is suspended, the index sponsor regards it as having no change in its share price for purposes of calculating TOPIX. In the event of unforeseen circumstances, or if the index sponsor decides it is impossible to use its existing methods to calculate TOPIX, the index sponsor may use an alternate method of index calculation as it deems valid.

License Agreement

We expect to enter into a non-exclusive license agreement with the JPX Market Innovation & Research, Inc. (f/k/a Tokyo Stock Exchange, Inc.) (the “index sponsor”) providing for the license to us, in exchange for a fee, of the right to use the Tokyo Stock Price Index (“TOPIX Index”), the proprietary data therein contained (“TOPIX Index Value”) and the trademarks “TOPIX”, “Tokyo Stock Exchange” and “Tokyo Stock Price Index/TOPIX” (collectively, the “TOPIX Marks”) in connection with certain securities, including the securities.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the index sponsor and the index sponsor owns all rights and know-how relating to TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The index sponsor shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The index sponsor makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which TOPIX Index Value stands on any particular day. The index sponsor gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the index sponsor shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No securities are in no way sponsored, endorsed or promoted by the index sponsor The index sponsor shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public. The index sponsor neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the index sponsor shall not be responsible for any damage resulting from the issue and sale of the securities.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index

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Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	TPX <Index>	52 Week High (on July 11, 2024):	2,929.17
Current Index Level:	2,651.47	52 Week Low (on October 26, 2023):	2,224.25
52 Weeks Ago (on October 20, 2023):	2,255.65

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 22, 2024 was 2,541.47 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2014 to October 22, 2024. The dotted lines represent its hypothetical downside threshold level of 2,121.18, its maturity redemption threshold level of 2,541.47 and its hypothetical call threshold level of 2,541.47, which are equal to 80%, 100% and 100%, respectively, of its hypothetical initial index level. Its actual downside threshold level, maturity redemption threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

TOPIX®	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter (through October 22, 2024)	2,739.39	2,651.47	2,651.47

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$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

TOPIX® – Daily Closing Levels January 1, 2014 to October 22, 2024

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$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each call payment date shall be the date one business day prior to such scheduled call payment date; provided, however, that any premium payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any index constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a

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married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code, and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of the securities upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts

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$• Based on the worst performing index of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Index

with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $32.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $32.50 reflecting a fixed sales commission of $27.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations”

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of this document.
Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

November 2024 Page 30

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, index supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	11
Information About the Underlying Indices	19
Additional Information About the Securities	28

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Index	IS-18
Non-U.S. Indices	IS-25
EURO STOXX 50® Index	IS-25
FTSETM 100 Index	IS-30
MSCI Indexes	IS-34
MSCI-EAFE® Index	IS-34
MSCI® Emerging Markets IndexSM	IS-34
MSCI® Europe Index	IS-35

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76

$•

UBS AG

Trigger Jump Securities

with Auto-Callable Feature

due on or about November 6, 2029

Preliminary Pricing Supplement dated October 23, 2024

(To Product Supplement dated May 27, 2022

and Prospectus dated May 27, 2022)

UBS Investment Bank

UBS Securities LLC